Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined financial information for the periods indicated below show the effect of the acquisition by Quality Distribution, LLC, the wholly owned subsidiary of Quality Distribution, Inc. (“Quality”), of all of the outstanding capital stock of Boasso America Corporation (“Boasso”) completed on December 18, 2007. The purchase price, excluding transaction fees and costs, was $58.9 million in cash less $3.6 million in liabilities assumed as part of the transaction and a $2.5 million promissory note issued in favor of Walter J. Boasso. The unaudited pro forma combined balance sheet presents the financial position of Quality at September 30, 2007, giving effect to the acquisition of Boasso as if it had occurred on such date. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2007, and for the year ended December 31, 2006, give effect to the acquisition of Boasso as if it had occurred on January 1, 2006.

The unaudited pro forma combined balance sheet as of September 30, 2007, has been prepared by combining the historical consolidated balance sheet of Quality as of September 30, 2007, with the historical balance sheet of Boasso as of September 30, 2007. The unaudited pro forma combined statement of operations for the year ended December 31, 2006, has been prepared by combining Quality’s historical consolidated statement of operations for the year ended December 31, 2006, with Boasso’s statement of income for its fiscal year ended March 31, 2007. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2007, has been prepared by combining Quality’s historical consolidated statement of operations for the nine months ended September 30, 2007, with Boasso’s historical statement of income for the nine months ended September 30, 2007. Appropriate pro forma adjustments have been applied to the historical accounts.

The unaudited pro forma combined financial information is presented for informational purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the acquisition been completed as of the dates indicated and is not necessarily indicative of our future financial position or results of operations.

The acquisition of Boasso is accounted for under the purchase method of accounting with the assets acquired and liabilities assumed recorded at their estimated fair values. Goodwill is generated to the extent that the consideration, including transaction and closing costs, exceeds the fair value of net assets acquired. Quality is in the process of determining the purchase price allocation, which will allocate the excess of purchase price, including transaction costs, over the fair value of the acquired assets and liabilities assumed to goodwill. Quality has performed an initial allocation of the purchase price only. Estimates of useful lives and estimated fair values of tangible and amortizable intangible assets will be finalized after Quality reviews all available data including, but not limited to, appraisals and internal assessments. As a result, the final allocation of the excess purchase price over the fair value of the assets acquired could differ from what is presented herein.

The following unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements of Quality, including related notes thereto, which are included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(In 000’s, Except Per Share Amounts)

	Historical Quality	Historical Boasso (1)	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES:
Transportation	$577,241	$—	$—		$577,241
Other service revenue	66,642	64,850	—		131,492
Fuel surcharge	86,276	5,528	—		91,804

	730,159	70,378	—		800,537

OPERATING EXPENSES:
Purchased transportation	493,686	20,841	—		514,527
Compensation	73,207	16,703	(250	)(2)	89,660
Fuel, supplies and maintenance	53,795	18,710	—		72,505
Depreciation and amortization	15,710	1,181	1,381	(3)(4)	18,272
Selling and administrative	24,042	3,403	—		27,445
Insurance claims	13,307	2,442	—		15,749
Taxes and licenses	3,812	709	—		4,521
Communication and utilities	9,043	861	—		9,904
(Gain) loss on disposal of property and equipment	(5,163)	(68)	—		(5,231)
Impairment on property and equipment	270		—		270

Total Operating Expenses	681,709	64,782	1,131		747,622

Operating Income	48,450	5,596	(1,131)		52,915

Interest expense	30,955	143	5,042	(5)	36,140
Interest income	(1,567)	—			(1,567)
Other expense	888	—			888

Income before income taxes	18,174	5,453	(6,173)		17,454

Provision(benefit) for income taxes	(36,033)	2,034	(2,383	)(6)	(36,382)

NET INCOME	$54,207	$3,419	$(3,790)		$53,836

PER SHARE DATA:
Net Income per common share
Basic	$2.87				$2.85
Diluted	$2.77				$2.75

Weighted average number of shares
Basic	18,920				18,920
Diluted	19,571				19,571

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE

YEAR ENDED DECEMBER 31, 2006

(In 000’s)

(1)	Reflects Boasso’s statement of income for the twelve months ended March 31, 2007, which includes $1,100 for the settlement of two lawsuits, and $1,000 for employee bonuses included in insurance claims and compensation expenses, respectively. The magnitude of these expenses is not expected to recur.

(2)	Reflects the decrease in compensation expense to a former owner of Boasso based upon the contractual arrangement entered into in connection with the acquisition.

(3)	Reflects an increase in depreciation expense of $309 due to an increase in the fair value of Boasso’s depreciable property and equipment over their historical cost basis. See Note 5 to the Unaudited Pro Forma Combined Balance Sheet as of September 30, 2007.

(4)	Reflects an increase to amortization expense of $1,072 related to the amortization of the fair value of the identifiable intangible assets of Boasso resulting from the initial purchase price allocation. These intangible assets are being amortized over their estimated remaining useful lives. See Note 4 to the Unaudited Pro Forma Combined Balance Sheet as of September 30, 2007.

(5)	Reflects a net increase in interest expense of $5,042 related to the issuance of $50,000 Senior Floating Rate Notes (the “Senior Notes”), borrowings of $79,411 under Quality’s new senior secured asset-based loan revolving credit facility (the “ABL Facility”), repayments of $64,400 in existing term loans and the issuance of a $2,500 promissory note issued to a former Boasso shareholder issued as part of the consideration for the acquisition of Boasso (the “Boasso Note”). The Senior Notes carry an interest rate equal to LIBOR plus 4.5% and mature January 15, 2012. Under the ABL Facility, Quality can borrow at an interest rate equal to an applicable margin plus either a base rate or one-month LIBOR. The initial applicable margin for borrowings under the current asset tranche is 1.00% with respect to base rate borrowings and 2.00% with respect to LIBOR borrowings. The new ABL Facility was entered into by Quality in December 2007 and matures in June 2013. The Boasso Note issued to a former shareholder of Boasso has a term of two years, but the holder has the right to require that it be paid in full on the first anniversary of the acquisition or convert the note into shares of common stock of Quality. For pro forma purposes, the Boasso Note is not treated as a common stock equivalent. The pro forma interest rates for each of the Senior Notes, the ABL Facility and the Boasso Note were 9.55%, 7.05% and 7.00%, respectively. The increase in interest expense of $5,042 consists of $175 for the Boasso Note, $7,862 for the ABL Facility (including amortization of debt issuance costs related to the ABL Facility), and $6,107 on the Senior Notes (including amortization of the original issue discount and other fees) less $5,409 in interest on the existing term loan and $3,693 related to Quality’s existing revolving credit facility. If interest rates were to increase or decrease by 1/8%, pro forma net income for the year ended December 31, 2006 would be $53,737 and $53,935, respectively. See Notes 7 and 9 to the Unaudited Pro forma Combined Balance Sheet as of September 30, 2007.

(6)	Reflects the adjustment to the provision for income taxes by applying a blended effective tax rate of approximately 38.6% to the pro forma adjustments identified in Notes 1 through 5 above.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(In 000’s, Except Per Share Amounts)

	Historical Quality	Historical Boasso (1)	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES:
Transportation	$442,656	$—	$—		$442,656
Other service revenue	54,847	50,459	—		105,306
Fuel surcharge	67,483	4,368	—		71,851

	564,986	54,827	—		619,813

OPERATING EXPENSES:
Purchased transportation	358,027	16,286	—		374,313
Compensation	62,558	13,420	(188	)(2)	75,790
Fuel, supplies and maintenance	57,056	14,234	—		71,290
Depreciation and amortization	12,562	929	1,036	(3)(4)	14,527
Selling and administrative	21,314	2,956	—		24,270
Insurance claims	14,321	2,360	—		16,681
Taxes and licenses	2,729	506	—		3,235
Communication and utilities	8,081	666	—		8,747
(Gain) loss on disposal of property and equipment	418	121	—		539
Impairment on property and equipment	—	—	—		—

Total Operating Expenses	537,066	51,478	848		589,392

Operating Income	27,920	3,349	(848)		30,421

Interest expense	23,403	132	4,797	(5)	28,332
Interest income	(573)	—	—		(573)
Other expense	(638)	—	—		(638)

Income before income taxes	5,728	3,217	(5,645)		3,300

Provision(benefit) for income taxes	2,229	1,374	(2,229	)(6)	1,374

NET INCOME	$3,499	$1,843	$(3,416)		$1,926

PER SHARE DATA:
Net Income per common share
Basic	$0.18				$0.10
Diluted	$0.18				$0.10

Weighted average number of shares
Basic	19,353				19,353
Diluted	19,488				19,488

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(In 000’s)

(1)	Reflects Boasso’s statement of income for the nine months ended September 30, 2007, which includes $1,100 for the settlement of two lawsuits, and $1,000 for employee bonuses included in insurance claims and compensation expenses, respectively. The magnitude of these expenses is not expected to recur.

(2)	Reflects a decrease in compensation expense to a former owner of Boasso based upon the contractual arrangement entered into in connection with the acquisition.

(3)	Reflects an increase in depreciation expense of $232 due to an increase in the fair value of Boasso’s depreciable property and equipment over their historical cost basis. See Note 5 to the Unaudited Pro Forma Combined Balance Sheet as of September 30, 2007.

(4)	Reflects an increase to amortization expense of $804 related to the amortization of the fair value of the identifiable intangible assets of Boasso resulting from the purchase price allocation. These intangible assets are being amortized over their estimated remaining useful lives. See Note 4 to the Unaudited Pro Forma Combined Balance Sheet as of September 30, 2007.

(5)	Reflects an increase in interest expense of $4,797 related to the issuance of $50,000 Senior Notes, borrowings of $79,411 under the ABL Facility, repayments of $64,400 in existing term loans, and the issuance of the Boasso Note. The Senior Notes carry an interest rate equal to LIBOR plus 4.5% and mature January 15, 2012. Under the ABL Facility, Quality can borrow at an interest rate equal to an applicable margin plus either a base rate or one-month LIBOR. The initial applicable margin for borrowings under the current asset tranche is 1.00% with respect to base rate borrowings and 2.00% with respect to LIBOR borrowings. The new ABL Facility was entered into by Quality in December 2007 and matures in June 2013. The Boasso note has a term of two years, but the holder has the right to require that it be paid in full on the first anniversary of the acquisition or convert the note into shares of common stock of Quality. For pro forma purposes, the boasso Note is not treated as a common stock equivalent. The pro forma interest rates for each of the Senior Notes, the ABL Facility and the Boasso Note were 9.77%, 7.27% and 7.00%, respectively. The increase in interest expense of $4,797 consists of $131 for the Boasso Note, $6,028 for the ABL Facility (including amortization of debt issuance costs related to the ABL Facility), and $4,663 on the Senior Notes (including amortization of the original issue discount and other fees) less $4,123 in interest on the existing term loan and $1,902 related to Quality’s existing revolving credit facility. If interest rates were to increase or decrease by 1/8%, pro forma net income for the nine months ended September 30, 2007 would be $1,852 and $2,001 respectively. See Notes 7 and 9 to the Unaudited Pro forma Combined Balance Sheet as of September 30, 2007.

(6)	Reflects the adjustment to the provision for income taxes by applying a blended effective tax rate of approximately 39.5% to the pro forma adjustments identified in Notes 1 through 5 above.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2007

(In 000’s)

	Historical Quality	Historical Boasso (1)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$9,981	$590	$—		$10,571
Accounts receivable, net	93,560	12,558	—		106,118
Prepaid expenses	6,542	35	—		6,577
Prepaid tires	7,295	1,437	—		8,732
Deferred tax asset, net	18,320	187	(57	)(2)	18,450
Other	6,401	2,731	—		9,132

Total current assets	142,099	17,538	(57)		159,580

Property and equipment, net	113,375	5,667	1,541	(3)	120,583
Assets held-for-sale	351		—		351
Goodwill	141,098		29,375	(4)	170,473
Intangibles, net	1,586	71	22,029	(5)(6)	23,686
Deferred tax asset	19,703		—		19,703
Other assets	8,775	246	6,796	(5)(7)	15,817

Total assets	$426,987	$23,522	$59,684		$510,193

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current maturities of indebtedness	$1,400	$352	$—		$1,752
Current maturities of capital lease obligations	1,303	126	—		1,429
Accounts payable	11,954	2,445	—		14,399
Affiliates and independent owner-operators payable	14,950	756	—		15,706
Accrued expenses	26,713	4,477	1,899	(8)	33,089
Environmental liabilities	7,012	—	—		7,012
Accrued loss and damage claim	10,172	—	—		10,172

Total current liabilities	73,504	8,156	1,899		83,559
Long-term indebtedness, less current maturities	271,958	1,229	61,441	(7)(9)	334,628
Capital lease obligations, less current maturities	3,788	401	—		4,189
Environmental liabilities	3,545	—	—		3,545
Accrued loss and damage claim	15,495	—	—		15,495
Other non-current liabilities	16,644	12	—		16,656
Deferred tax liability	832	848	9,220	(2)	10,900

Total liabilities	385,766	10,646	72,560		468,972
Minority interest in subsidiary	1,833				1,833
SHAREHOLDERS’ EQUITY
Common stock	361,281	31	(31	)(5)	361,281
Treasury stock	(1,564)	(91)	91	(5)	(1,564)
Accumulated deficit	(111,695)	12,936	(12,936	)(5)	(111,695)
Stock recapitalization	(189,589)	—	—		(189,589)
Accumulated other comprehensive loss	(18,775)		—		(18,775)
Stock subscriptions receivable	(270)	—	—		(270)

Total shareholders’ equity	39,388	12,876	(12,876)		39,388

Total liabilities, minority interest and shareholders’ equity	$426,987	$23,522	$59,684		$510,193

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2007

(In 000’s)

(1)	Represents Boasso’s unaudited balance sheet as of September 30, 2007.

(2)	Reflects the adjustment to Boasso’s deferred tax assets and liabilities related to the values of intangible assets identified during the purchase price allocation.

(3)	Reflects the initial allocation of the purchase price to increase the book value of Boasso’s property and equipment at September 30, 2007 to fair value pursuant to the preliminary results of an appraisal. The adjustments applied were as follows:

		Useful Life
Buildings and improvements	$(158)	7
Furniture and fixtures	13	5
Machinery and equipment	1,245	7
Transportation equipment	441	5

	$1,541

(4)	Reflects the excess of the purchase price of Boasso over the fair value of its assets, liabilities and identifiable intangible assets. The goodwill is not tax deductible.

(5)	Reflects the elimination of Boasso’s historical equity and the book value of the non-purchased assets consisting of intangible assets of $71 and the cash surrender value of life insurance of $165.

(6)	Reflects the initial allocation of the purchase price to identified intangible assets. The intangible assets and their initial allocated values are as follows:

		Useful Life
Non-compete agreements	$400	5
Customer relationships	11,900	12
Trade name	9,800	Indefinite

	$22,100

(7)	Reflects the removal of $1,379 in deferred financing costs related to Quality’s previous credit facility and term loan, the addition of $6,402 in deferred financing costs related for the ABL Facility and $1,938 for the issuance of the Senior Notes, which includes an underwriting fee of $1,163.

(8)	Reflects an increase of $310 in liabilities for preacquisition contingencies related to Boasso’s estimated sales and use tax liability based upon an initial assessment of Boasso’s exposure, $814 for direct costs of the Boasso acquisition and $775 related to the issuance of the Senior Notes.

(9)	Reflects the net proceeds of $45,337 from the issuance of the Senior Notes, $79,341 in borrowings under the ABL and the issuance of the $2,500 Boasso Note used to repay Quality’s existing term loan of $64,400, to fund the $52,756 cash consideration for the Boasso acquisition, and the payment of fees and expenses of $7,522 related to the acquisition of Boasso, the issuance of the Senior Notes and the execution of the ABL facility.